                                                                  Exhibit: 10.80

                             FEBC-ALT INVESTORS LLC
                       EMPLOYEE RESTRICTED SECURITIES PLAN

                                    ARTICLE I

                                     PURPOSE

1.1 GENERAL. FEBC-ALT Investors LLC, a Delaware limited liability company (collectively with its subsidiaries, the "Company") has adopted this Employee Restricted Securities Plan (the "Plan") for the purpose of attracting, motivating, and retaining key employees of the Company by providing key employees with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company. Where the context permits, references to the Company shall include any successor to the Company.

1.2 UNFUNDED PLAN. The Plan is an unfunded plan providing for incentive compensation payable during employment and therefore is not subject to the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE II

                                   DEFINITIONS

2.1 "ACT" means the Delaware Limited Liability Company Act (as it may be amended from time to time and any successor to such Act).

2.2 "AFFILIATE" means an affiliate of the Company (or other referenced entity, as the case may be) as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

2.3 "BENEFICIAL OWNER" (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

2.4 "AWARD AGREEMENT" means the written agreement between the Company and a Participant evidencing a Securities Award.

2.5  "BOARD" means the Board of Managers of the Company.

2.6 "BROOKDALE SENIOR LIVING TRANSACTION" means a combination of the Company with Brookdale Living Communities, Inc., Fortress CCRC Acquisition LLC and one or more other companies.

2.7 "CAUSE" means, unless otherwise provided in an employment agreement between the Participant and the Company, (a) commission or conviction of, guilty plea concerning or confession of any felony, (b) any act of dishonesty committed by a Participant in connection with the Company's or its subsidiaries' business, (c) any material breach by a Participant of the terms of any agreement between the Participant and the Company (or any successor thereto), after written notice thereof from the Board (or the Board of Directors of any successor to the Company) is given in writing and such breach is not cured to the satisfaction of the Company within a reasonable period of time (not greater than 30 days) under the circumstances; (d) any material breach of any reasonable and lawful rule or directive of the Company; (e) the gross or willful neglect of duties or gross misconduct by a Participant; and (f) the habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses in the Board's good faith determination materially interferes with the performance of a Participant's duties under the terms of any agreement between the Participant and the Company (or any successor thereto).

2.8 "CHANGE IN CONTROL" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

     (a) any Person other than any Permitted Transferee is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliate as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended, the "Exchange Act" ) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

     (b) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

     (c) the members of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than (i) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by members of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or
          (ii) a sale or disposition of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of (x) the consummation of the Brookdale Senior Living Transaction or (y) the consummation of any transaction or series of integrated transactions immediately following which the members of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

2.9 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

2.10 "EFFECTIVE DATE" means [TBD].

2.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

2.12 "GOOD REASON" means, unless otherwise provided in an employment agreement between the Participant and the Company, the occurrence, without the express prior written consent of a Participant, of any of the following circumstances, unless such circumstances are fully corrected by the Company within 30 days following written notification by a Participant (which written notice must be delivered within 30 days of a Participant's becoming aware of the occurrence of such circumstances) that he intends to terminate his employment for one of the reasons set forth below: (a) the failure by the Company to pay to a Participant any portion of a Participant's base salary or bonus within 30 days of the date such compensation is due (and to the extent such compensation is due) or (b) the relocation of a Participant's principal office at the Company to a location outside a 50 mile radius from such present office location.

2.13 "INITIAL PUBLIC OFFERING" means, following the Brookdale Senior Living Transaction, an underwritten public offering of shares of Brookdale Senior Living Inc., pursuant to an effective registration statement under the Securities Act that covers not less than ten percent (10%) of the outstanding shares of Brookdale Senior Living Inc., on a fully diluted basis, after giving effect to the offering, which shares are approved for listing or quotation on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market.

2.14 "MEMBERSHIP INTERESTS" means, with respect to any Participant, the limited liability company interest (as defined in the Act) of such Participant in the Company, as adjusted pursuant to Section 4.2 and 4.3, including each Participant's voting rights, if any, and any other rights, benefits and obligations of such Participant under the Plan and the Act.

2.15 "PARTICIPANT" means any employee of the Company that becomes eligible to participate in the Plan under Article III.

2.16 "PERMITTED TRANSFEREE" means, (a) any Affiliate ( a "FIG Affiliate") of Fortress Investment Group LLC, a Delaware limited liability company ("FIG"), (b) any managing director, general partner, director, limited partner, officer or employee of any FIG Affiliate, (c) any investment fund or other entity managed directly or indirectly by FIG or any of its Affiliates (a "FIG Fund"), or (d) any general partner, limited partner, managing member or person occupying a similar role of or with respect to any FIG Fund.

2.17 "PERSON" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company, its Affiliates or any of their respective subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.18 "PLAN" means the FEBC-ALT Investors LLC Employee Restricted Stock Plan as set forth herein and as amended from time to time.

2.19 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

2.20 "SECURITIES AWARDS" means awards of Membership Interests granted to Participants under the Plan, which Membership Interests are subject to a substantial risk of forfeiture within the meaning of Treasury Regulations section 1.83-3(c).

                                   ARTICLE III

                                  PARTICIPATION

3.1 ELIGIBILITY. Participation in the Plan shall be limited to those employees of the Company that have been selected by the Board, in its sole discretion, from time to time, to participate in the Plan.

3.2 DATE OF PARTICIPATION. Each employee that becomes eligible to participate under Section 3.1 shall become a Participant on the date that he or she is granted a Securities Award under the Plan by the Board.

                                   ARTICLE IV

                            STOCK SUBJECT TO THE PLAN

4.1 IN GENERAL. The maximum number of Membership Interests that may be issued pursuant to the grant or settlement of Securities Awards under the Plan shall be 3.33% of the Membership Interests of the Company, subject to adjustment as provided herein. If any Membership Interests subject to a Securities Award are forfeited, cancelled, exchanged or surrendered, or if a Securities Award otherwise terminates or expires prior to vesting, the unvested Membership Interests with respect to such Securities Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Securities Awards under the Plan.

4.2 CHANGE IN CAPITALIZATION. In the event that the Board, in its sole discretion, shall determine that any distribution (whether in the form of cash, Membership Interests, or other property), recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of interests, or other similar corporate transaction or event, affects the Membership Interests such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of Securities Awards under the Plan, then the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (a) the number and kind of securities or other property (including cash) that may thereafter be issued in connection with Securities Awards and (b) the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding Securities Awards.

4.3 ADJUSTMENT IN CONNECTION WITH BROOKDALE SENIOR LIVING TRANSACTION. Upon the consummation of the Brookdale Senior Living Transaction, each Membership Interests underlying the Securities Awards shall be automatically converted into such number of Brookdale Senior Living Inc. securities as the Board, in its sole discretion, deems appropriate. The vesting schedule of each Securities Award shall continue in effect following such transaction, except that, if a Participant becomes an employee of Brookdale Senior Living Inc. or any surviving or continuing entity, then service with Brookdale Senior Living Inc. or any surviving or continuing entity shall be considered service with the Company for purposes of such schedule.

                                    ARTICLE V

                                SECURITIES AWARDS

5.1 TIMING AND FORM. The Board may grant Securities Awards in such amounts and pursuant to such terms and conditions as the Board shall determine, subject to the provisions of the Plan. Each Securities Award granted under the Plan shall be evidenced by a Securities Award Agreement which shall contain such provisions as the Board may in its sole discretion deem necessary or desirable. By accepting a Securities Award, a Participant thereby agrees that the Securities Award shall be subject to all of the terms, conditions and provisions of the Plan and the applicable Award Agreement. Participants shall be required to pay such cash consideration in exchange for the Securities Awards as the Board shall determine. In addition, as a condition to receiving a Securities Award, the Company will require each Participant to enter into an Award Agreement and any and all other agreements required pursuant to the terms of that certain amended and restated limited liability company agreement of the Company, dated as of June 29, 2005, by and among, FIT-ALT Investors LLC, NW Select LLC and Emeritus Corporation, and the Company, and the Company may require a Participant to enter into a securitiesholders agreement and/or an employment agreement, in each case, in forms satisfactory to the Company. Unless otherwise provided by the Board in its sole discretion at the time of grant, all Securities Awards and Membership Interests underlying such Securities Awards shall be subject to the following terms.

5.2 VESTING. The vesting provisions with respect to a Securities Award shall be determined by the Board and set forth in the applicable Award Agreement.

5.3 TERMINATION OF EMPLOYMENT. Unless otherwise provided in an Award Agreement, if the Participant's employment with the Company terminates for any reason, then any portion of the Securities Award that has not vested as of such date of termination shall be forfeited to the Company without payment of any consideration by the Company other than the consideration paid by the Participant to the Company therefor, and neither the Participant nor any of the Participant's successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Securities Award or underlying Membership Interests.

5.4 RIGHTS AS A MEMBER. From and after the date of grant of a Securities Award and for so long as the Membership Interests underlying a Securities Award are held by the Participant, the Participant shall have all the rights of a Member (as defined in and pursuant to the terms of that certain amended and restated limited liability company agreement of the Company, dated as of June 29, 2005, by and among, FIT-ALT Investors LLC, NW Select LLC and Emeritus Corporation, and the Company) with respect to the Membership Interests, including, but not limited to, the right to receive distributions and the right to vote such Membership Interests, to the extent applicable. If there is any distribution in kind or other change in character or amount of the Membership Interests, then in such event, any and all new, substituted or additional securities to which the Participant is entitled by reason of the Securities Award shall be immediately subject to the vesting schedule with the same force and effect as the Securities Award subject to such vesting schedule immediately before such event.

5.5 NONTRANSFERABILITY. Subject to Section 7.2, no Membership Interests shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of prior to the consummation of the Initial Public Offering. Following the consummation of the Initial Public Offering, unvested Membership Interests subject to Securities Awards may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture until such Membership Interests become vested.

                                   ARTICLE VI

                                 ADMINISTRATION

6.1 BOARD. The Plan shall be administered by the Board which shall hold meetings at such times as may be necessary or appropriate for the proper administration of the Plan. Except as otherwise provided in the Plan, the Board, in its sole discretion, shall have full power to construe and interpret the Plan and any Securities Award, including, without limitation, the authority to grant Securities Awards, to determine the persons to whom and the time or times at which Securities Awards shall be granted, to determine the number of Membership Interests to which a Securities Award may relate and the terms, conditions and restrictions relating to any Award and any Award Agreement, to determine whether, to what extent, and under what circumstances a Securities Award may be settled, canceled, forfeited, exchanged, or surrendered, to remedy any ambiguities and inconsistencies in the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to perform all other acts relating to the Plan, including the delegation of administrative responsibilities that it believes reasonable and proper, and to make all other determinations deemed necessary or advisable for the administration of the Plan.

6.2 ADJUDICATION. Any decision made, or action taken, by the Board or the Company arising out of, or in connection with, the interpretation and administration of the Plan, including but not limited to the adjudication of claims with respect to Securities Awards hereunder, shall be final and conclusive and binding upon all Participants.

6.3 INDEMNIFICATION. No member of the Board or its delegates shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Board for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing, denying authorization to, or failing to authorize any transaction hereunder.

                                  ARTICLE VII

                                  MISCELLANEOUS

7.1 AMENDMENT OR TERMINATION. The Company may, in its sole discretion, amend, modify or terminate the Plan at any time for any or no reason; provided, however, that no amendment that requires the approval of the Company's equity holders under applicable Delaware law shall be effective unless the same shall be approved by the requisite vote and, subject to Section 4.2 and Section 4.3, the Company may not adversely affect the rights of any Participant without the consent of such Participant with respect to Securities Awards previously granted under the Plan. If the Company terminates the Plan, then no Participant shall have any further rights under the Plan other than rights that remain outstanding under Award Agreements. Unless sooner terminated, the Plan shall automatically terminate on the tenth anniversary of the Effective Date.

7.2 LOCK-UP. To the extent required by the Company, the Participant shall not transfer any securities acquired pursuant to the Plan for a period of 180 days following the closing of an Initial Public Offering or such longer or shorter period of time as may be reasonably requested by the Company's underwriter in connection with such Initial Public Offering, or if such Initial Public Offering is in connection with a sale or similar corporate transaction, such longer period of time as may be set forth in any lock-up or market stand-off agreement executed by the beneficial owners of at least 50% of the outstanding securities immediately before such sale or similar corporate transaction.

7.3 UNSECURED RIGHT. Any right to receive a payment under the Plan shall be no greater than that of an unsecured general creditor of the Company. No Securities Award may be assigned, transferred, encumbered or subject to any legal process for the payment of any claim against a Participant.

7.4 NO RIGHT TO CONTINUED EMPLOYMENT. Participation in the Plan shall not give any Participant any right to remain in the employ of the Company or any successor thereto.

7.5 COMPLIANCE WITH LEGAL REQUIREMENTS. The Plan, the granting of, and settlement with respect to, Securities Awards and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental authority or agency as may be required. Membership Interests or other securities shall not be issued pursuant to the Plan unless such issuance and delivery of such Membership Interests or other securities pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Act, the Exchange Act, any state securities laws, and the requirements of any stock exchange upon which the securities may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any purported transfer or sale of the securities by Participants shall be subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such securities subject to all the provisions hereof.

7.6 SECTION 83 OF THE CODE. If any Participant shall, in connection with the grant of a Securities Award under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within five days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Section 83(b) of the Code.

7.7 WITHHOLDING TAXES. The Participant shall be solely responsible for, and shall pay to the Company promptly upon request, at the time the Participant recognizes taxable income in respect to the Participant's Securities Awards, an amount equal to the federal, state, local and all other applicable taxes the Company determines it is required to withhold under applicable tax laws with respect to the Securities Awards. In lieu of collecting payment from the Participant, the Company may, in its sole discretion, withhold from the Participant's Securities Award vested Membership Interests net of the percentage of Membership Interests the fair market value of which is equal to the minimum amount of federal, state and local taxes required to be withheld under applicable tax laws under that Securities Award or under any other of the Participant's Securities Awards (or if the value of Membership Interests is not sufficient for this purpose, the Board may in its sole discretion accelerate the vesting on the amount of Membership Interests that would be necessary to satisfy such withholding requirement). The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. In addition to the foregoing, in lieu of collecting payment from the Participant, the Company may, in its sole discretion, withhold from the Participant any bonuses, loans or other payments due from the Company to the Participant, to the extent necessary to satisfy the Company's withholding obligations with respect to the Participant's Securities Award, bonuses, loans and other payments.

7.8 REPRESENTATION. The Board may require each person acquiring Membership Interests pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the Membership Interests without a view to distribution thereof. The certificates for such Membership Interests may include any legend that the Board deems appropriate to reflect any restrictions on transfer.

7.9 GOVERNING LAW. The terms of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.


                                       10